SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2003

Leap Wireless International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-29752	33-0811062
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of Incorporation)

10307 Pacific Center Court, San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 882-6000

Item 3. Bankruptcy or Receivership
Item 7. Exhibits
SIGNATURE
EXHIBIT INDEX
EXHIBIT 2.2
EXHIBIT 99.1

     This Current Report on Form 8-K is filed by Leap Wireless International, Inc., a Delaware corporation (“Leap” or the “Company”), in connection with the matters described herein.

Item 3. Bankruptcy or Receivership.

     On April 13, 2003 (the “Petition Date”), Leap, Cricket Communications, Inc., a Delaware corporation and wholly owned indirect subsidiary of the Company (“Cricket”), and substantially all of their subsidiaries (together with Leap and Cricket, the “Debtors”) filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code (“Chapter 11”) in the United States Bankruptcy Court for the Southern District of California (the “Bankruptcy Court”) (Case Nos. 03-03470-All through 03-03535-All). Each of the Debtors has continued to manage its properties and operate its business as a “debtor-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with Sections 1107(a) and 1108 of Chapter 11.

     On October 22, 2003, the Bankruptcy Court entered an order (the “Order”) confirming the Debtors’ Fifth Amended Joint Plan of Reorganization dated as of July 30, 2003 (the “Plan”). A copy of the Order is attached hereto as Exhibit 2.2 and incorporated herein by reference. A copy of the Plan is filed as Exhibit 2.1 to this Report and incorporated herein by reference. The Company intends to compile a version of the Plan that will include all technical amendments presented to and approved by the Bankruptcy Court in connection with the resolution of objections to and confirmation of the Plan, and will file that version of the Plan with an amendment to this Current Report once completed.

     Upon satisfaction of the conditions precedent to effectiveness of the Plan, including receipt of all required regulatory approvals from the Federal Communications Commission for the change of control of wireless licenses that will occur upon the Company’s emergence from bankruptcy (in form and substance reasonably acceptable to the informal committee of Cricket’s senior secured vendor debtholders), the Debtors will emerge from Chapter 11. However, there can be no assurance that the conditions precedent to effectiveness of the Plan will be satisfied or that the Plan will become effective on a timely basis.

     The Plan implements a comprehensive financial restructuring that significantly reduces the Debtors’ outstanding indebtedness. In connection with the Plan, the Debtors’ current long-term debt will be reduced from more than $2.4 billion to approximately $426 million as of the effective date of the Plan. Following is a summary of the material terms of the Plan:

     As of November 3, 2003 (the “Initial Distribution Date”) and regardless of whether or not the Plan becomes effective:

•	Holders of allowed general unsecured claims against Leap, including the holders of Leap’s 12 ½% Senior Notes and 14 ½% Senior Discount Notes, received, on a pro rata basis, beneficial interests in a creditor trust (the “Leap Creditor Trust”). The initial trustee for the beneficiaries of the Leap Creditor Trust will be U.S. Bank National Association.

•	The Leap Creditor Trust received a cash distribution in the amount of $67.8 million, consisting of substantially all of Leap’s unrestricted cash, less a reserve for administrative claims, priority claims and other expenses in the amount of approximately $16 million (which amount was agreed upon by the Debtors and the Leap Official Unsecured Creditors Committee prior to the Initial Distribution Date).

•	Holders of Leap’s 12 ½% Senior Notes received promptly after the Initial Distribution Date a pro rata portion of approximately $200,000 in cash previously pledged to secure payments of interest to such noteholders. (On May 7, 2003, approximately $14.1 million of restricted cash that secured Leap’s obligations under its senior notes was distributed to the noteholders, as permitted by an order of the Bankruptcy Court.)

•	The Plan also implemented, as of the Initial Distribution Date, the settlements and releases of all intercompany claims among the Debtors, as well as the settlements and releases by the Debtors, their estates, the holders of Leap general unsecured claims and the current and former holders of Cricket’s senior secured vendor debt (and administrative agents under such facilities) of all litigation claims that have been or may be asserted or filed by, through or in the name or right of any Debtor, including any and all derivative claims, (1) arising out of or related to transfers of cash or property from Leap to non-Leap Debtors or for the benefit of the current or former holders of Cricket’s senior secured vendor debt or the administrative agents, or (2) arising out of or related to the failure to transfer cash or property from Leap to any non-Leap Debtor or for the benefit of the current or former holders of Cricket’s senior secured vendor debt or the administrative agents. These releases are set forth in Section 5.05 of the Plan.

     On the effective date of the Plan:

•	All of the outstanding shares of Leap common stock, warrants and options will be cancelled. The holders of Leap common stock, warrants and options will not receive any distributions under the Plan.

•	Reorganized Leap will issue and contribute 96.5% of the issued and outstanding shares of new Leap common stock as of the effective date to Cricket Communications Holdings, Inc., a wholly owned subsidiary of Leap (“CCH”). CCH will contribute all of this new Leap common stock to reorganized Cricket for immediate distribution to holders of Cricket’s senior secured vendor debt claims.

•	The holders of Cricket’s senior secured vendor debt claims will receive from Cricket, on a pro rata basis, 96.5% of the issued and outstanding shares of new Leap common stock as of the effective date, and new senior secured notes with an aggregate face value of $350 million.

•	Reorganized Leap will issue and transfer (as applicable) to the Leap Creditor Trust: (1) 3.5% of the issued and outstanding shares of new Leap common stock as of the effective date, for distribution to the Leap general unsecured creditors, on a pro rata basis; and (2) other assets specified in the Plan which are to be liquidated by the Leap Creditor Trust with the cash proceeds thereof distributed to the holders of allowed Leap general unsecured claims. These assets include a note receivable of $35.0 million that is currently in dispute with Endesa S.A., nine wireless licenses, Leap’s equity interest in IAT Communications, Inc., certain causes of action and avoidance actions, certain potential tax refunds, and reimbursement of cash deposits previously made by Leap for contracts that will be assumed by reorganized Leap in connection with the bankruptcy proceedings.

•	The executory contracts and unexpired leases that are being assumed by the reorganized Debtors in connection with the Plan generally will be assumed as of the effective date. Reorganized Cricket will pay all cure amounts associated with such contracts and leases, estimated by Cricket to be approximately $55 million in the aggregate.

•	The holders of general unsecured claims against Cricket will receive de minimus or no distributions in respect of their claims. Holders of general unsecured claims against the other subsidiaries of Leap and Cricket will receive no distributions under the Plan.

Also on the effective date of the Plan, Leap, Cricket and their subsidiaries will undertake certain restructuring transactions intended to streamline their corporate structure:

•	The common stock of Leap’s license holding company subsidiaries will be cancelled, and each reorganized license holding company will issue to reorganized Leap 100% of the issued and outstanding shares of common stock in the new license holding company.

•	The common stock of Cricket’s property holding company subsidiaries will be cancelled, and each reorganized property holding company will issue to reorganized Cricket 100% of the issued and outstanding shares of common stock in the new property holding company.

•	The common stock of Leap’s other subsidiaries (other than the license holding companies and property holding companies) will be cancelled, and each reorganized other subsidiary will issue to reorganized Leap 100% of the issued and outstanding shares of the common stock in the new other subsidiary.

•	Reorganized Leap also will contribute all of the new license holding company common stock to CCH. CCH will then contribute all of such new license holding company common stock to reorganized Cricket. Following such contributions, CCH will be merged with and into Cricket in a “tax-free” reorganization in compliance with Section 368(a)(1)(G) of the Internal Revenue Code, pursuant to which the old CCH common stock will be converted into 100% of the issued and outstanding shares of new Cricket common stock. As a result, reorganized Leap will own 100% of the issued and outstanding shares of reorganized Cricket and each of the reorganized other subsidiaries, and reorganized Cricket will own 100% of the issued and outstanding shares of each of the reorganized license holding companies and the reorganized property holding companies.

     Following the effective date of the Plan, after satisfaction of all allowed administrative claims and allowed priority claims against Leap, any remaining cash held in reserve by Leap will be distributed to the Leap Creditor Trust. If any Leap Creditor Trust assets are converted to cash after the Initial Distribution Date but prior to the effective date of the Plan, the cash proceeds will be transferred to the Leap Creditor Trust as soon as practicable upon such monetization, even though the effective date under the Plan has not yet occurred.

     The directors of each of the Debtors will continue to serve in such capacities until and through the effective date of the Plan. As of the effective date of the Plan, the Company expects the new board of directors of reorganized Leap initially will consist of seven directors that have been designated by the informal committee of holders of Cricket’s senior secured vendor debt.

     The foregoing summary of the Plan does not purport to be complete and is qualified in its entirety by reference to the Plan and the Order, which are filed as Exhibits 2.1 and 2.2, respectively, to this Report.

     As of October 22, 2003, there were 58,704,224 shares of Leap common stock issued and outstanding. The existing common stock of Leap and all warrants and options to purchase Leap common stock will be cancelled on the effective date of the Plan, and the existing stockholders of Leap will not receive any distributions under the Plan. New equity securities in reorganized Leap will be distributed to creditors as provided for in the Plan.

     Information as to the assets and liabilities of the Company as of August 31, 2003, which is presented in the form in which it is furnished to the U.S. Trustee pursuant to the Company’s Chapter 11 proceedings, is filed as Exhibit 99.1 hereto and incorporated herein by reference.

     Except for the historical information contained herein, this Report contains “forward-looking statements” reflecting management’s current forecast of certain aspects of Leap’s future. Some forward-looking statements can be identified by forward-looking words such as “believe,” “think,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “seek,” “plan,” “expect,” “should,” “would” and similar expressions. This Report is based on current information, which Leap has assessed but which by its nature is dynamic and subject to rapid and even abrupt changes. Leap’s actual results could differ materially from those stated or implied by such forward-looking statements due to risks and uncertainties associated with Leap’s business. Factors that could cause actual results to differ include, but are not limited to:

•	Leap’s ability to obtain approval from the Federal Communications Commission (FCC) for the transfer of licenses associated with the change of control that will occur upon its emergence from bankruptcy, and Leap’s ability to implement the plan of reorganization;

•	Leap’s ability to continue as a going concern;

•	Leap’s ability to obtain Bankruptcy Court approval with respect to motions prosecuted by it in its Chapter 11 cases from time to time;

•	risks associated with third parties seeking and obtaining Bankruptcy Court approval to convert the Chapter 11 cases of Leap, Cricket and substantially all of their subsidiaries to Chapter 7 cases if the plan is not consummated in a timely fashion;

•	Leap’s ability to obtain and maintain normal terms with vendors and service providers;

•	Leap’s ability to maintain contracts that are critical to its operations;

•	the potential adverse impacts of the Chapter 11 cases on the liquidity or results of operations of Leap and Cricket;

•	Leap’s ability to attract, motivate and/or retain key executives and other employees;

•	Leap’s ability to attract and retain customers;

•	the unsettled nature of the wireless market, service offerings of increasingly large bundles of minutes of use at increasingly low prices by some major carriers, other issues facing the telecommunications industry in general, and Leap’s announcement of restructuring discussions, and its subsequent Chapter 11 filing, which have created a level of uncertainty that adversely affects its ability to predict future customer growth, as well as other key operating metrics;

•	changes in economic conditions that could adversely affect the market for wireless services;

•	the acceptance of Leap’s product offering by its prospective customers;

•	the effects of actions beyond Leap’s control in its distribution network;

•	rulings or actions by courts or the FCC adversely affecting Leap’s rights to own and/or operate certain wireless licenses, or changes in Leap’s ownership that could adversely affect its status as an “entrepreneur” under FCC rules and regulations;

•	Leap’s ability to maintain its cost, market penetration and pricing structure in the face of competition;

•	failure of network systems to perform according to expectations;

•	the effects of competition;

•	global political unrest, including the threat or occurrence of war or acts of terrorism; and

•	other factors detailed in the section entitled “Risk Factors” included in Leap’s Form 10-Q for the fiscal quarter ended June 30, 2003 and in its other Securities and Exchange Commission filings filed subsequent to this report.

     The forward-looking statements should be considered in the context of these risk factors. Investors and prospective investors are cautioned not to place undue reliance on such forward-looking statements. Leap undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 7. Exhibits.

     (c)  Exhibits.

Exhibit
Number	Description of Exhibit

2.1	Fifth Amended Joint Plan of Reorganization dated as of July 30, 2003. (1)

2.2	Order Confirming Debtors’ Fifth Amended Joint Plan of Reorganization dated as of July 30, 2003. (2)

99.1	Statement of Assets and Liabilities of the Company as of August 31, 2003. (2)

     (1)  Filed as Exhibit 2.1 to Leap’s Current Report on Form 8-K, dated July 30, 2003, filed with the SEC on August 11, 2003, and incorporated herein by reference.

     (2)  Filed herewith.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 6, 2003	LEAP WIRELESS INTERNATIONAL, INC.

	By:	/s/ HARVEY P. WHITE

Harvey P. White
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

2.1	Fifth Amended Joint Plan of Reorganization dated as of July 30, 2003. (1)

2.2	Order Confirming Debtors’ Fifth Amended Joint Plan of Reorganization dated as of July 30, 2003. (2)

99.1	Statement of Assets and Liabilities of the Company as of August 31, 2003. (2)

     (1)  Filed as Exhibit 2.1 to Leap’s Current Report on Form 8-K, dated July 30, 2003, filed with the SEC on August 11, 2003, and incorporated herein by reference.

     (2)  Filed herewith.